Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-112837

PROSPECTUS SUPPLEMENT DATED FEBRUARY 15, 2007
TO
PROSPECTUS DATED SEPTEMBER 12, 2006

ENER1, INC.

This prospectus supplement should be read in conjunction with our prospectus dated September 12, 2006 and in particular “Risk Factors” beginning on page 7 of the prospectus.

This prospectus supplement includes the information disclosed herein, as well as the attached Current Reports on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on October 16, 2006, November 16, 2006, December 6, 2006, December 28, 2006, January 8, 2007 and February 13, 2007.

On February 13, 2007, Ener1, Inc. ("we" or the "Company") issued a subordinated, convertible note to Ener1 Group, Inc., our majority shareholder, in the principal amount of $4,500,000, which represents loans and advances made to us by Ener1 Group from September 20, 2006 through January 19, 2007. The principal amount of the note includes a financing fee of $250,000. The net loan proceeds of $4,250,000 were used for working capital. The note bears interest at the rate of 10% per annum. All interest accrues until the maturity of the note on May 15, 2009, at which time all principal and accrued interest are payable in full, or earlier but not before January 1, 2008, if all of the Company's obligations under its Convertible Senior Secured Debentures issued on January 20, 2004 (the "2004 Debentures") and its Convertible Senior Secured Debentures issued on March 14, 2005 (the "2005 Debentures") have been satisfied. The note is subordinated to the rights of the holders of the 2004 Debentures and 2005 Debentures. Once all of the Company's obligations under the 2004 Debentures and 2005 Debentures have been satisfied, the note will be convertible at Ener1 Group's option into 9,000,000 shares of the Company’s common stock at the conversion price of $0.50 per share.

Ener1 Group may accelerate the amounts due under the Note if none of the 2004 or 2005 Debentures are outstanding and certain bankruptcy events occur with respect to the Company.

In connection with the note, the Company issued to Ener1 Group immediately exercisable warrants to purchase up to 9,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share and immediately exercisable warrants to purchase up to 18,000,000 shares of the Company’s common stock at an exercise price of $0.60 per share. These warrants have a five year term.

As of February 13, 2007 after issuance of the convertible note, we owed Ener1 Group $1,497,000 for remaining advances, the terms for which have not yet been established.

Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-114786

PROSPECTUS SUPPLEMENT DATED FEBRUARY 15, 2007
TO
PROSPECTUS DATED SEPTEMBER 12, 2006

ENER1, INC.

This prospectus supplement should be read in conjunction with our prospectus dated September 12, 2006 and in particular “Risk Factors” beginning on page 7 of the prospectus.

This prospectus supplement includes the information disclosed herein, as well as the attached Current Reports on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on October 16, 2006, November 16, 2006, December 6, 2006, December 28, 2006, January 8, 2007 and February 13, 2007.

On February 13, 2007, Ener1, Inc. ("we" or the "Company") issued a subordinated, convertible note to Ener1 Group, Inc., our majority shareholder, in the principal amount of $4,500,000, which represents loans and advances made to us by Ener1 Group from September 20, 2006 through January 19, 2007. The principal amount of the note includes a financing fee of $250,000. The net loan proceeds of $4,250,000 were used for working capital. The note bears interest at the rate of 10% per annum. All interest accrues until the maturity of the note on May 15, 2009, at which time all principal and accrued interest are payable in full, or earlier but not before January 1, 2008, if all of the Company's obligations under its Convertible Senior Secured Debentures issued on January 20, 2004 (the "2004 Debentures") and its Convertible Senior Secured Debentures issued on March 14, 2005 (the "2005 Debentures") have been satisfied. The note is subordinated to the rights of the holders of the 2004 Debentures and 2005 Debentures. Once all of the Company's obligations under the 2004 Debentures and 2005 Debentures have been satisfied, the note will be convertible at Ener1 Group's option into 9,000,000 shares of the Company’s common stock at the conversion price of $0.50 per share.

Ener1 Group may accelerate the amounts due under the Note if none of the 2004 or 2005 Debentures are outstanding and certain bankruptcy events occur with respect to the Company.

In connection with the note, the Company issued to Ener1 Group immediately exercisable warrants to purchase up to 9,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share and immediately exercisable warrants to purchase up to 18,000,000 shares of the Company’s common stock at an exercise price of $0.60 per share. These warrants have a five year term.

As of February 13, 2007 after issuance of the convertible note, we owed Ener1 Group $1,497,000 for remaining advances, the terms for which have not yet been established.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2006

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form
Item 1.01 Entry into a Material Definitive Agreement.
(a) Effective as of October 12, 2006, Ener1 Group, Inc. ("Group"), Ener1, Inc.’s ("Ener1") majority shareholder, has agreed with Ener1 to pay a portion of the costs of Ener1 with respect to Ener1’s employment of Mr. Ajit Habbu as its Chief Financial Officer, which position he assumed on October 16, 2006 (see Item 5.02 herein). Group will pay to Ener1 an amount equal to approximately 31% of the compensation and benefits of Mr. Habbu paid to or for Mr. Habbu by Ener1. Mr. Habbu will spend a portion of his time performing services for Group as its Chief Financial Officer. This arrangement will remain in force until Ener1 no longer employs Mr. Habbu and all of Group’s obligations to pay such costs have been fulfilled.

(b) Effective as of October 12, 2006, Ener1 entered into an employment agreement with Mr. Habbu, under which Mr. Habbu will serve at its Chief Financial Officer. Mr. Habbu’s salary under the agreement is initially $325,000 per year, of which $100,000 will be paid by Group in accordance with a separate arrangement between Group and Ener1. (See Item 1.01(a) above.) The employment agreement has term of five years and may be terminated with or without cause (as defined in the agreement) by Ener1, with 90 days notice if without cause. In the event of a termination without cause, the agreement calls for Ener1 to pay Mr. Habbu severance in the form of his base salary for a period of six months. The agreement calls for Mr. Habbu to be awarded an option to purchase 2.5 million shares of Ener1 common stock, which would vest 30%, 30% and 40%, respectively, on the first three anniversaries of the date of grant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 16, 2006, Mr. Habbu assumed the position of Chief Financial Officer of Ener1, pursuant to an employment agreement (see Item 1.01(b) above.)

Prior to joining Ener1, Mr. Habbu was Executive Vice President and Chief Financial Officer of Vixia, LLC, a provider of process solutions and support services for healthcare organizations, using radio frequency identification and ultrasound technologies. From 1999 to 2005, Mr. Habbu was with Recall Corporation, a global document management business with operations in 22 countries, where he served as Senior Vice President and Chief Financial Officer. From 1983 to 1999, Mr. Habbu was with IBM Corporation, where he served in a number of executive positions, including Chief Financial Officer of its Education Business Unit.

Mr. Habbu holds a B.S. degree in Chemical Engineering from the Indian Institute of Technology, an M.S. degree in Systems and Industrial Engineering from the University of Iowa, and an M.B.A. with a concentration in Financial and International Business from the University of Chicago.

On October 16, 2006, Gerard Herlihy resigned as CFO of Ener1 to resume his duties as President and CFO of Splinex Technology Inc., an Ener1 Group related company.

Top of the Form
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 16, 2006	By:	Ronald Stewart

Name: Ronald Stewart
Title: General Counsel and Secretary

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2005

ENER1, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100

Ft. Lauderdale, Florida

(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Ener1, Inc.’s auditors have released their consent to have their audit report incorporated into the Company’s registration statements on Form S-8 as named and as indicated in Item 9.01 below.

Item 9.01 Financial Statements and Exhibits

Exhibit 23.1 Consent of Malone & Bailey, PC for incorporation by reference in the  Registration Statement of Ener1, Inc. on Form S-8 (File No. 333-112581) of its Audit Report described in the attached exhibit.

Exhibit 23.2 Consent of Malone & Bailey, PC for incorporation by reference in the  Registration Statement of Ener1, Inc. on Form S-8 (File No. 333-112583) of its  Audit Report described in the attached exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	Ener1, Inc. (Registrant) By: /s/ Ronald N. Stewart Ronald N. Stewart Interim Chief Executive Officer, General Counsel and Secretary

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(954) 556-4020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 5, 2006, Ener1, Inc. ("Ener1") gave a presentation to Merriman Curhan Ford & Co. The presentation, which discusses the company's present business plans and strategy, is attached hereto as Exhibit 99.1. This Current Report and Exhibit 99.1 hereto are being furnished pursuant to Regulation FD.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

December 6, 2006	By:	/s/ Ronald Stewart
Name: Ronald Stewart
Title: Interim Chief Executive Officer

3

 Exhibit Index

Exhibit No.	Description

99.1	Slideshow presentation

4

December 2006
Next generation lithium batteries,
high-temp fuel cells, production
technologies, and other advanced
energy technologies
ENEI.OB
1

Stock Market Data
Trading symbol:                                    ENEI.OB
52-week trading range:      $0.06 - $0.50
Recent price:        $0.20
Average daily trading volume:                25,000
Market cap:              $83 million

Shares outstanding:                                                          417 million
2

Operating Management
CFO of $1.5 billion division of IBM
CFO of Recall Corporation
Chief Financial Officer
Ajit Habbu
Private practice of law: M&A, securities, corporate; VP/Assistant General Counsel, ICF Kaiser Intl
CEO,
General Counsel
Ronald Stewart
Founder/CEO, Anuvu, developer of fuel cells for automotive applications;
Project and Design Engineer for rockets and fuel cells at Aerojet Propulsion Division of GenCorp
Executive VP,
President, EnerFuel
Rex Hodge
Co-founder and executive with Quallion, manufacturer of batteries for medical implants and aerospace applications
Chief Operating Officer,
EnerDel
Naoki Ota
Member of management team of successful lithium ion battery start-up and IPO.
Sales and Marketing Director/VP U.S.,  Danionics, international lithium battery company
Executive VP,
President, EnerDel
Ulrik Grape
Experience
Title
Name
3

Business Segments
EnerDel – Advanced Battery Technology
High power Li-ion battery - the next-generation solution for hybrid electric and electric vehicles
Battery products for medical, aerospace, military, asset tracking, and industrial applications
Competitive advantages in battery materials, design and production technologies
EnerFuel – Advanced Fuel Cell Technology
Developing high temperature fuel cells
Unique modular approach – simpler, smaller, less expensive
Working in both fuel cell stacks and membranes
4

EnerDel Overview
Contract with U.S.A.B.C. – “big three and DOE”
Extensive relevant industry expertise
Lithium ion battery specialists experience from Japan
Automobile system integration specialists experience from Delphi
Operation experience from small start up company to large
manufacturing.
Innovative materials & design for high power
Automated, low-labor cost manufacturing process
Superior technology for safety and longevity
5

Market Opportunity & Drivers
Pressure to reduce dependence on foreign oil – transportation is 68% of oil consumption
Hybrids reduce oil (gas) consumption and pollution emissions
Battery advancements are key to improving future hybrid performance/increasing sales of hybrid vehicles
Whether fuel is gasoline, diesel, biodiesel, or alternative fuels, hybrids improve fuel consumption and reduce CO2/NOX generation as component of total energy fuel management
Li-ion will replace NiMH – following precedent set in consumer electronics
Li-ion size/weight/power advantages over current NiMH
EnerDel Li-ion technology has cost and performance advantages
6

HEV Market Grows, Turns to Li-ion
Auto manufacturers heavily committed to producing HEV models:
Toyota Prius & Camry, Lexus RX400h SUV & GS450h, Honda Civic &
Accord, Ford Escape and Saturn VUE among many others
HEV market will grow substantially through 2010-2015
Honda Civic
Lexus GS 450h
Toyota Prius
Lexus RX 400h
7

Ener1

-
  -

-
  -
  -
  -
  -

-

EnerDel
8
Energy For the Future

EnerDel Strategy
Target major global auto manufacturers
Initial focus on “big three” U.S. makers
Leverage strategic alliances, form new ones:
ITOCHU
Delphi
USABC
National government laboratories
Exploit other specialty markets and government contracts
8

Ener1

Argonne
EnerDel
DELPHI
Driving Tomorrow's Technology
ENERSTRUCT
ITOCHU

EnerDel
9
Energy For the Future

EnerDel Strategic Relationships
Cell
Engineering
Manufacturing
Development
Cell
System
Material
Development
System
Electronics
Research
U.S. market focus:
Automobile
Aerospace
Military
Medical
U.S. based companies
dominate these
markets
The final products in
these markets are
made locally in US
Japan
Japan
USA
USA
USA
9

EnerDel Li-Ion vs. NiMH
Energy density                             Superior
Power                                   Superior
Cycle life                  Superior
Safety                                   Equal
Reliability            Superior
Cost                                             Superior
Low Temperature Mode                       Superior
Recyclability                                         Equal
Environment                                         Equal
10

EnerDel vs. Competitors
Medium
(5-10Ah)
Stack
Hard carbon
Lithium-titanate
Manganese Spinel
(LiMn2O4)
EnerDel
N/A
Medium (5-10Ah) or
Small (3Ah)
Cell size
High Power
Better Safety
Longer life
Wound
Design
Better Safety
Longer life
Graphite
Anode
High Power
Better Safety
Lower cost
Nickel Oxide or Olivine
(LiNiXCoXO or LiFePO4)
Cathode
EnerDel Advantages
U.S. Competitors
Advantages of EnerDel technology versus competition
11

EnerDel vs. Competitors
US Competitors: Wound Design
Negative Electrode
Positive and Negative is not equal  (Yellow & Green Area)
Cell Impedance is not uniform due to the tab position.
Positive Electrode
EnerDel : Stack Design
e-
e-
Negative
Electrode
Positive
Electrode
Advantages of EnerDel design:
High Power
Better Safety
Longer life
Uniform heat distribution
12

Excellent High Rate & Thermal Performance
80A Continuous Discharge
EnerDel 2Ah Cell
33oC
<66.7oC
30A Continuous Discharge
Competitors 2.3Ah Cell
Competitors
EnerDel
13

U. S. Based Supplier
Automated production for U.S. customers
Engineering & marketing interaction benefits – proximity to customers
Diversification of battery supply for U.S. HEV manufacturing operations
Convenience & freight cost benefits to OEM customers in the U.S.
2000 Channel Testing/Formation Equipment and Pack Assembly Facilities
14

EnerDel Facility
Indianapolis Facility
Full utility and infrastructure support for site
Facility purpose built for battery cell and pack
manufacturing
General purpose plant area (48,000 + 20,000 ft2)
Incl. Dry room facility (~5,000 ft2)
Office area (12,000 + 12,000 ft2)
Battery Cell / Pack Test Lab
2000 channel cell testing
12 channel high voltage battery pack testing
Battery production equipment
Plant capacity ~300k packs / year
One of largest coating machine in US battery
industries
State of art analytical equipment
XRD, ICP, DSC, TG-DTA, BET, ARC, etc.
Delphi
Bldg 4
EnerDel
Bldg 7
Delphi
Bldg 3
GM-AED
UTE
15

Upcoming Milestones
Samples to target customers in auto segment
Secure U.S.A.B.C Phase 2 contract
Defense agency development contract
Federal and state public financing
Development contract with major automotive OEM
Production order for hybrid batteries
Commence volume manufacturing for hybrid market
16

EnerFuel Overview
Unique, phased-plan for development
Early, niche market technology that contains elements
critical for subsequent, larger commercial markets
Commencement of commercialization activities
First product – humidifier – successful launched
Customers include: IdaTech, Hydrogenics, Cellex, and others
Developing next generation high-temp fuel cells
Solves industry need for reduced cost/complexity/size
Planned deployment by 2008
New modular fuel cell concept
Solves PEM (proton exchange membrane) fuel cell reliability issues
Modular Fuel Cells
17

Competition
Competitors are mainly pure stack or pure membrane companies
Stack competitors: Ballard, Plug Power, ReliOn
Membrane competitors: Gore, Dupont, DeNora, Asahi Glass, PEMEAS
EnerFuel works in both stacks and membranes
Optimize both in ways competition cannot
18

Planned Products and Services
Strategy of services and products that build on each other
Diversity of product lines reduces market risks
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier)
Low Temp FC and Integrated Products (Sensors)
Modular Stack
FC System & Integrated Products
High Temp. MEA
2006
2007
2008
2009
2010
19

Government and Corporate Contracts
Florida Hydrogen Initiative contract:
$550k in funding from the State of Florida and the DOE
Design and implement a 10kW fuel cell system using the chemical energy in waste orange peels to power a highway rest stop
Highly visible project – generating national media exposure for EnerFuel
American Science and Technology (AST) contract :
$200k project to design/build bench top fuel cell system
AST has funding from University of Chicago who is funded by DOD
Fuel cell system for Unmanned Aerial Vehicles (UAV)
AST to pay EnerFuel a future royalty for any products based on the IP EnerFuel develops for them
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temp FC and Integrated Products (Sensors)
High Temp Stack
FC System & Integrated Products
High Temp. MEA
2006
2007
2008
2009
2010
20

Ener1

EnerFuel

EnerFuel

21

Energy For the Future

Humidifier Successfully Launched
1.2kW humidifiers selling
through fuelcellstore.com
Customers include major fuel
cell integration companies
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temp FC and Integrated Products (Sensors)
High Temp Stack
FC System & Integrated Products
High Temp. MEA
2006
2007
2008
2009
2010
21

Ener1

EnerFuel

EnerFuel

22

Energy For the Future

Second-Gen Humidifiers in Development
5 kW unit built using 4 of the 1.25 kW modules
Built using the same technologies as the original
12 kW unit designed to concept stage, delivered
and awaiting customer testing
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temp FC and Integrated Products (Sensors)
High Temp Stack
FC System & Integrated Products
High Temp. MEA
2006
2007
2008
2009
2010
{
22

Near-term Target Markets
Products powered by fuel cell technology
Demonstrates technological capabilities -  fuel cells, chemical hydride
Remote sensors
Video cameras
Weather instrumentation
Tsunami
Earthquake detection
Backup power supply
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temp FC and Integrated Products (Sensors)
High Temp Stack
FC System & Integrated Products
High Temp. MEA
2006
2007
2008
2009
2010
23

Gen 5 Fuel Cell Designed, Built and Tested
2x lighter and smaller than previous Gen
Closer to production design
Higher performance
Disassembled and being used for next-Gen
experiments
Experiments ongoing to make next-Gen as
robust and producible as possible
24

EnerFuel’s Chemistry Is Competitive
EnerFuel has developed a proprietary chemical hydride
Metal Hydrides store twice as much energy as a Li-ion Batteries
Hydrogen weight percent:
Metal Hydride: 1.2%           Millennium Cell: 3.9%    EnerFuel: 4.2%
Hydrogen produced is more than 830 times the volume of the reactants
Volume equivalent to 12,000 psi gaseous storage (even without tank)
Only for premium use
Portable electronics
Emergency power
This opens the door to developing other, less
            expensive chemistries
25

High-Temperature FC + Membrane
Fuel Cell industry moving to high temp due to reduction in cost, volume and complexity
New area = level playing field for EnerFuel
Strong capabilities (fuel cell + membrane)
High sales potential – estimated $100 to 200 Billion  eventual market (ICE replacement)
Plan
2 years R+D
Sell early end products
Later larger sales to OEMs
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temp FC and Integrated Products (Sensors)
High Temp Stack
FC System & Integrated Products
High Temp. MEA
2006
2007
2008
2009
2010
26

High Temp fuel cell design complete
Designed to be consistent with low
cost mass production techniques
(different process used to make
prototypes)
Modular sealing approach based on
method developed in camera fuel
cell
Now Building High-Temp FC Prototype
27

First High-Temp Membranes Built
Material formulated and
polymerized
Polymer cast into a 5.5”
diameter membrane
Acid elements attached
Next step: make more
membranes and characterize
properties
28

Investment Highlights
Li-ion battery solution for emerging hybrid market
Innovative fuel cell solutions for near-term and long-term markets
Seasoned team – technical, operational, financial , senior management
Solid partner relationships – i.e. ITOCHU, USABC
On track to accelerate commercialization of technologies
29

Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995 conveying management’s expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this presentation and that may be made by the presenter involve risks and uncertainties, including, but not necessarily limited to:
EnerDel’s ability to succeed as a supplier of batteries to the hybrid electric vehicle and other markets; Ener1’s plans to reduce costs and gain a competitive advantage by consolidating manufacturing operations and implementing automated production processes; charges Ener1 will incur in connection with consolidating manufacturing operations; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services, Ener1’s history of operating losses, the lack of operating history for the development stage Ener1 businesses, the need for additional capital, the dependency upon key personnel and other risks detailed in Ener1’s annual report on Form 10-KSB for the year ended December 31, 2005, as well as in its other filings from time to time with the Securities and Exchange Commission. These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward- looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
30

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2006, Ronald Stewart resigned as General Counsel, Secretary and Interim Chief Executive Officer of Ener1, Inc.

Effective December 28, 2006, the Board of Directors appointed Peter Novak to the position of Chief Executive Officer and Curtis Wolfe to the positions of General Counsel and Secretary of Ener1, Inc.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

December 28, 2006	By:	Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
On January 5, 2007, Ener1, Inc. ("Ener1) was party to a Purchase Agreement, a Warrant Agreement and a Registration Rights Agreement related to 1) the sale by Ener1 Group, Inc. ("Ener1 Group") of 20,000,000 shares of Ener1 unregistered common stock owned by Ener1 Group and 2) the issuance by Ener1 of warrants to purchase 5,000,000 shares of Ener1 common stock. In addition, Ener1 Group sold 2,000,000 shares of Ener1 common stock and warrants to purchase 500,000 shares of Ener1 common stock to the Vice Chairman of Ener1.

Under the terms of the Registration Rights Agreement, Ener1 is required to use its reasonable and best efforts to file a registration statement for the common stock and the common stock underlying the warrants with the Securities and Exchange Commission within 45 days of the closing and have the registration statement declared effective within 120 days of the closing.

Item 3.02 Unregistered Sales of Equity Securities.
On January 5, 2007, Ener1 Group exercised 16 million warrants to purchase Ener1 common stock at an exercise price of $0.25 per share.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

January 8, 2007	By:	Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	Purchase Agreement
10.02	Registration Rights Agreement
10.03	Warrant Agreement

Exhibit 10.01
Execution Copy

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of January 5, 2007, is made by and among ENER1GROUP, INC., a Florida corporation (the “Seller”), ENER1, INC., a Florida corporation (the “Company”), and CREDIT SUISSE SECURITIES (USA), LLC (the “Purchaser”).

A. The Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (A) twenty million (20,000,000) shares (the “Purchased Shares”) of the Company’s Common Stock, par value $0.01 (the “Common Stock”), currently owned beneficially and of record by the Seller, and (B) a five-year warrant in the form attached hereto as Exhibit A that will be exercisable for up to five million (5,000,000) newly-issued shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.30 per Warrant Share (subject to adjustment as provided therein) (the “Warrant” and, collectively with the Purchased Shares and the Warrant Shares, the “Securities”).

B. As an inducement for the Purchaser to enter into this Agreement, the Company has agreed to effect the registration of the Purchased Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

C. The sale of the Purchased Shares and the Warrant by the Seller to the Purchaser will be effected pursuant to a private transaction exemption from the registration requirements of Section 5 under the Securities Act.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF SHARES AND WARRANT.

1.1 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Seller agrees to sell and the Purchaser agrees to purchase the Purchased Shares and the Warrant. The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Seller, the Company and the Purchaser, (B) each of the conditions to the Closing described in Section 5.1 and Section 5.2 hereof has been satisfied or waived as specified therein and (C) the Purchaser has deposited the Purchase Price (as defined below) into an escrow account established pursuant to an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”) by wire transfer of immediately available funds against physical delivery to the Purchaser of duly executed certificates representing the Purchased Shares and the Warrant, respectively, registered in the name of the Purchaser or its designee.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Disclosure Documents” means all SEC Documents filed by the Seller with the Commission at least five (5) Business Days prior to the Execution Date.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Escrow Agent” means the Escrow Agent named in the Escrow Agreement.

“Escrow Agreement” has the meaning specified in Section 1.1 hereof.

“Execution Date” means the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing information, research information, clinical trial information and results, medical and biochemical information, pharmacology and drug information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Seller or the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).
“NASD” means the National Association of Securities Dealers, Inc.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.
“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.
“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” means five million dollars ($5,000,000).

“SEC Documents” has the meaning specified in Section 3.4 hereof.

“Securities” has the meaning specified in the preamble to this Agreement.

“Subsidiary” means, with respect to an entity, any corporation or other business organization of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or organization (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such entity or one or more of its Subsidiaries.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

“Transaction Documents” means (i) this Agreement, (ii) the Warrant, (iii) the Registration Rights Agreement, (iv) the Escrow Agreement and (v) all other related agreements, documents and other instruments executed and delivered by or on behalf of the Seller or the Company.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Seller and the Company that, as of the Execution Date:

2.1 Authorization; Enforceability. The Purchaser is duly and validly organized, validly existing and in good standing under the laws of the state of its organization with the requisite power and authority to purchase the Purchased Shares and the Warrant to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which the Purchaser is a party will constitute, the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2 Accredited Investor. The Purchaser (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (ii) is acquiring the Purchased Shares and the Warrant solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act.

2.3 Information. The Seller has provided the Purchaser with information regarding the business, operations and financial condition of the Company and has granted to the Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Purchased Shares and the Warrant hereunder, in order for the Purchaser to make an informed decision with respect to its investment in the Purchased Shares and the Warrant. Neither such information nor any other investigation conducted by the Purchaser or any of its representatives shall modify, amend or otherwise affect the Purchaser’s right to rely on the Seller’s or the Company’s representations and warranties contained in this Agreement.

2.4 Limitations on Disposition. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. The Purchaser agrees that neither it nor any Person acting on its behalf or at its direction, other than other areas of the Purchaser that are on the other side of information barriers which are applicable to the Purchaser’s Distressed Equities Group, will engage in any transactions in securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.5 Legend. The Purchaser understands that the certificates representing the Securities may bear a restrictive legend in substantially the following form:

“The securities represented by this certificate or issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale and the holder delivers an opinion of counsel in a form reasonably satisfactory to the issuer that registration is not required under the Securities Act, or unless sold pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, the securities represented by this certificate or issuable upon the exercise hereof may be pledged in connection with a bona fide margin financing or extension of credit.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.6 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller and the Company are relying upon the accuracy and completeness of the representations and warranties of the Purchaser set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

2.7 Non-Affiliate Status; Common Stock Ownership. The Purchaser is not an Affiliate of the Company. The Purchaser’s investment in the Purchased Shares and the Warrant is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company.

2.8 Fees. The Purchaser is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY. The Seller and the Company each hereby represents and warrants to the Purchaser, and agrees with the Purchaser that, as of the Execution Date:

3.1 Organization, Good Standing and Qualification. Each of the Seller, the Company and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Seller, the Company and their respective Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Consents. Each of the Seller, the Company and their respective Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party. All corporate action on the part of the Seller and the Company by their respective officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Seller or the Company, as the case may be, of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Seller, the Company, their respective Boards of Directors or shareholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other Person is required. The Boards of Directors of the Seller and the Company, respectively, have unanimously approved the sale and delivery of the Securities and the consummation of the transactions contemplated hereby and by the other Transaction Documents.

3.3 Execution and Delivery; Enforceability. Each of the Seller and the Company has duly executed and delivered this Agreement and, at or prior to the Closing, will duly execute and deliver each other Transaction Document to which it is a party. Each Transaction Document to which the Seller is a party constitutes the valid and legally binding obligation of the Seller enforceable against it in accordance with its terms, and each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject in either such case to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2005 (collectively, the “SEC Documents”). The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole.

3.5 Due Authorization; Valid Issuance. The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable and, when sold and delivered in accordance with the terms hereof, (i) the Purchaser will acquire good and marketable title to the Purchased Shares, free and clear of any Liens and (ii) assuming the accuracy of the Purchaser’s representations in this Agreement, the Purchased Shares will be sold and delivered in compliance with all applicable Federal and state securities laws. The Warrant is duly authorized and validly issued and, when sold and delivered in accordance with the terms hereof, (i) the Purchaser will acquire good and marketable title to the Warrant, free and clear of any Liens and (ii) assuming the accuracy of the Purchaser’s representations in this Agreement, the Warrant will be sold and delivered in compliance with all applicable Federal and state securities laws. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens.

3.6 No Conflict. Neither the Seller, the Company nor any of their respective Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for any default under any such instrument or contract or any violation of any provision of a Governmental Requirement that, in either such case, has not had or would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby (including without limitation, the sale and delivery of the Purchased Shares and the Warrant and the reservation for issuance and issuance of the Warrant Shares) will not result in (i) any violation of any provisions of the Certificate of Incorporation, Bylaws or any other governing document of the Seller, the Company or any of their respective Subsidiaries, (ii) a default under any provision of any instrument or contract to which any such entity is a party or by which it or any of its Property is bound, or (iii) a violation of any Governmental Requirement other than, in the case of (i), (ii) or (iii), a violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect.

3.7 Financial Condition; Taxes; Litigation.

3.7.1 As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the Execution Date in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

3.7.2 Each of the Company and its Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of its Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

3.7.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

3.7.4 There is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Government Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.8 Solicitation; Other Issuances of Securities. Neither the Seller, the Company nor any of their respective Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

3.9 Form SB-2. The Company is eligible to register the Purchased Shares and Warrant Shares for resale in a secondary offering by the Purchaser on a registration statement on Form SB-2 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

3.10 Intellectual Property. The Company and its Subsidiaries own, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its respective business as presently conducted. Neither the Company nor any of its Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company’s or its Subsidiaries’ present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any of its Subsidiaries with respect to any Intellectual Property of the Company or any of its Subsidiaries.

3.11 Fees. Except as disclosed to the Purchaser in writing at or prior to the Closing, the Seller is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Seller will indemnify and hold harmless the Purchaser from and against any claim by any Person alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.12 Foreign Corrupt Practices. Neither the Seller, the Company or any of their respective Subsidiaries nor, to the knowledge of the Seller or the Company, any director, officer, agent, employee or other person acting on behalf of the Seller, the Company or any of their respective Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.13 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.14 Environment. Except as disclosed in the Disclosure Documents, the Company and its Subsidiaries have no liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.15 ERISA. The Company does not maintain or contribute to, or have any obligation under, any Pension Plan.

3.16 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and its Subsidiaries are engaged. As of the Execution Date hereof and as of the Closing Date, no notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof.

3.17 Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such authorization or permit would have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.18 Exchange Act Reporting. The Company files supplementary and periodic information, documents, and reports pursuant to Section 13(a) of the Exchange Act.

3.19 Investment Company Status. The Company is not, and immediately after receipt of payment for the Purchased Shares and the Warrant issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.20 Embargoed Person. None of the funds or other assets of the Seller, the Company or their respective Subsidiaries shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person has or shall have any interest of any nature whatsoever in the Seller, the Company or any Subsidiary with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Seller, the Company or their respective Subsidiaries shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

4. COVENANTS OF THE PARTIES.

4.1 Press Release; Form 8-K. The Company shall (i) on or prior to 8:30 a.m. (New York time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (New York time) on such Business Day, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement and the other Transaction Documents; provided, however, that the Purchaser shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

4.2 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance to the Purchaser upon exercise of the Warrant, free from any preemptive rights, and shall keep available at all times during which the Warrant is outstanding, five million (5,000,000) shares of Common Stock (the “Reserved Amount”). In the event that the Purchaser or a subsequent transferee shall sell or otherwise transfer all or any portion of the Warrant, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount.

4.3 Seller Warrant Exercise; Escrow Account; Use of Proceeds. At or prior to the Closing, (i) the Seller shall exercise in full currently outstanding warrants to purchase from the Company sixteen million (16,000,000) shares of Common Stock at an exercise price of $0.25 (the “Seller Warrants”) and (ii) the Seller and the Purchaser shall issue joint instructions to the Escrow Agent to deliver four million dollars ($4,000,000) of the Purchase Price to the Company in satisfaction of the aggregate exercise price due upon the exercise of the Seller Warrants. The Seller shall use the balance of the Purchase Price to pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement and for general corporate purposes.

4.4 Use of Purchaser Name. Except as may be required by applicable law and/or this Agreement, neither the Seller, the Company nor any of their respective Subsidiaries or Affiliates shall use, directly or indirectly, the Purchaser’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

4.5 Limitations on Disposition. The Purchaser shall not sell, transfer, assign or dispose of any Securities, unless:

(a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) the Purchaser has notified the Company in writing of any such disposition, has received the Company’s written consent (which consent will not be unreasonably withheld) to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of the Purchaser, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and the Purchaser provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following the Purchaser’s default under such margin arrangement.

4.6 Disclosure of Information. Neither the Seller nor the Company will at any time following the Execution Date disclose material non-public information to the Purchaser without first obtaining the Purchaser’s written consent to such disclosure.

4.7 Indemnification of Purchaser. The Seller and the Company, jointly and severally, will indemnify and hold the Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, as incurred, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Seller or the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Seller and the Company in writing, and the Seller or the Company, or both, shall have the right to assume the defense thereof with counsel of its or their choosing. The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Seller or the Company in writing, (ii) the Seller or the Company has failed after a reasonable period of time following the Purchaser Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Seller or the Company and the position of the Purchaser Party. Neither the Seller nor the Company will be liable to the Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the prior written consent of the Seller or the Company, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s wrongful actions or omissions, or gross negligence or to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.8 Repurchase Right.

4.8.1 The Seller hereby grants to the Purchaser the right (the “Repurchase Right”) to require the Seller to repurchase up to fifty percent (50%) of the number of Purchased Shares originally purchased and sold pursuant to this Agreement (the “Repurchase Shares”) at a price per share equal to $0.25 (the “Repurchase Price”). The Repurchase Price and the number of Repurchase Shares are both subject to adjustment for stock splits, stock dividends and similar events pursuant to Section 4.8.5 below.

4.8.2 The Purchaser may exercise the Repurchase Right, in whole or in part, at any time or from time to time during eighteen-month period following the Closing Date (the “Repurchase Period”), by delivering to the Seller written notice of exercise (a “Repurchase Notice”), which notice shall specify the number of Repurchase Shares to be purchased by the Seller. The Repurchase Right will expire at 5:00 p.m. (New York time) on the last day of the Repurchase Period and may not be exercised at any time thereafter.

4.8.3 The closing of the purchase and sale of the Repurchase Shares pursuant to an exercise of the Repurchase Right (the “Repurchase Closing”) will occur within sixty (60) days following the delivery of a Repurchase Notice as required by the terms of this Section 4. At the Repurchase Closing (i) the Purchaser will deliver to the Seller the certificate or certificates representing the Repurchase Shares to be acquired by Seller, accompanied by stock powers executed in blank, and otherwise will take such action as may be reasonably necessary in order to transfer to the Seller good and marketable title to such Repurchase Shares, free and clear of all Liens, and (ii) the Seller will pay the Repurchase Price by wire transfer of immediately available funds to a bank account designated by the Purchaser.

4.8.4 In the event that, during the Repurchase Period, the Purchaser (i) receives net cash proceeds of at least $2,500,000 from the sale of any Securities or (ii) exercises the Warrant in whole or in part; then in either such case, the Repurchase Right shall expire on the date of such receipt or exercise and be of no further force or effect.

4.8.5 If the Company, at any time after the Effective Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Repurchase Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Effective Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Repurchase Price in effect immediately prior to such combination will be proportionally increased. Any adjustment made pursuant to this Section 4.8.5 that results in a decrease or increase in the Repurchase Price shall also effect a proportional increase or decrease, as the case may be, in the number of Repurchase Shares that the Purchaser may require the Seller to repurchase pursuant to the Repurchase Right.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchaser’s Obligations at the Closing. The Purchaser’s obligations to effect the Closing, including without limitation its obligation to purchase the Purchased Shares and the Warrant at the Closing, are conditioned upon the fulfillment (or waiver by the Purchaser in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Seller shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

5.1.1	the respective representations and warranties of the Seller and the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);
5.1.2	the Seller and the Company each shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by it on or before the Closing;
5.1.3	the Seller shall have delivered to the Purchaser duly executed certificates representing the Purchased Shares and the Warrant;
5.1.4	the Company shall have executed and delivered to the Purchaser the Registration Rights Agreement;
5.1.5	there shall have occurred no material adverse change in the Company’s consolidated business, financial condition or prospects since the date of the Company’s most recent financial statements contained in the Disclosure Documents; and
5.1.6	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

5.2 Conditions to Seller’s Obligations at the Closing. The Seller’s obligations to effect the Closing with the Purchaser, including without limitation its obligation to sell the Purchased Shares and the Warrant at the Closing, are conditioned upon the fulfillment (or waiver by the Seller in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1	the representations and warranties of the Purchaser set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);
5.2.2	the Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before the Closing;
5.2.3	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;
5.2.4	the Purchaser shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Seller or the Company, as the case may be; and
5.2.5	the Purchaser shall have tendered to the Seller the Purchase Price for the Purchased Shares and the Warrant by wire transfer of immediately available funds.
6.	MISCELLANEOUS.

6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Purchased Shares or the Warrant in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Purchaser” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. Neither the Seller nor the Company may assign its rights or obligations under this Agreement.

6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, including with respect to filing obligations and potential liability under Section 13 and Section 16 of the Exchange Act, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

6.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.6 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Any notice, demand or request required or permitted to be given by the Seller, the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Seller or the Company:

Ener1 Group, Inc. 712 Fifth Avenue, Suite 9A New York, New York 10019 Attention: Charles Gassenheimer Tel: (212) 920-3500 Fax:(212) 920-3510

If to the Purchaser:

Credit Suisse

11 Madison Avenue, 3rd Floor

New York, NY 10010 Attention: Matthew Miller Tel: Fax:	(212) 325-3399 (212) 322-1176

6.8 Expenses. The Seller, the Company and the Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

6.9 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Seller and the Purchaser, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Page to Follow]
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ENER1 GROUP, INC.

By:___________________
Charles Gassenheimer
Chief Executive Officer

ENER1, INC.
By: ___________________
Peter Novak
Chief Executive Officer

CREDIT SUISSE SECURITIES (USA), LLC

By:
Name:
Title:

Exhibit 10.02

Execution Copy

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 5, 2007, is by and between ENER1, INC., a Florida corporation (the “Company”), and CREDIT SUISSE SECURITIES (USA), LLC (the “Purchaser”).

The Purchaser has agreed, on the terms and subject to the conditions set forth in a Purchase Agreement, dated as of January 5, 2007, to which the Company and the Purchaser are parties (the “Purchase Agreement”), to purchase (i) shares (the “Purchased Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) a Warrant in the form attached to the Purchase Agreement (the “Warrant”) exercisable for shares of Common Stock (the “Warrant Shares”).

In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

In consideration of the Purchaser entering into the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings specified:
(a) “Filing Deadline” means the forty-fifth (45th) calendar day following the Closing Date;

(b) “Holder” means any Person owning or having the right to acquire, including without limitation through exercise of the Warrants, Registrable Securities, including initially the Purchaser and thereafter any assignee permitted hereunder;

(c) “Outstanding Registrable Securities” means, at any time, all Registrable Securities that at such time are either issued and outstanding or issuable upon exercise of the Warrants (without regard to any limitation on such exercise);

(d) “Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

(e) “Registrable Securities” means the Purchased Shares and the Warrant Shares and any other shares of Common Stock issuable pursuant to the exercise of the Warrant, and any  shares of capital stock or rights to purchase capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Purchased Shares or the Warrant Shares; provided, however, that “Registrable Securities” shall not include any such shares of Common Stock that have been sold to the public pursuant to the Registration Statement or Rule 144;

(f) “Registration Deadline” means the earlier of (i) the ninetieth (90th) calendar day following the Closing Date or, if the Registration Statement is subject to a full review by the Commission, the one hundred and twentieth (120th) calendar day following the Closing Date and (ii) the fifth (5th) Business Day after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement (or such later date as the Commission may require following the submission by the Company of a request for acceleration of the effectiveness of the Registration Statement);

(g) “Registration Period” means the period beginning on the Registration Deadline (or such earlier date on which the Registration Statement may have been declared effective by the Commission) and ending on the earlier to occur of (A) the date on which all Registrable Securities have been sold under the Registration Statement or Rule 144 and (B) the date on which any Registrable Securities (in the reasonable opinion of counsel to the Company or any Holder) may be sold to the public under Rule 144(k) or any successor provision by a Person that is not an Affiliate of the Company at the time of such sale or during the period of ninety (90) days prior thereto; and

(h) “Registration Statement” means the Registration Statement(s) to be filed hereunder relating to resales of the Registrable Securities.

(i) “Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

(j) “Trading Price” means, as of any date, the arithmetical average of the VWAP during the ten (10) Trading Days immediately preceding (but not including) such date.

(k) “VWAP” on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company and reasonably satisfactory to the Holders of at least a majority of the number of Outstanding Registrable Securities. If the VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation, and shall cause such investment banking firm to perform such determination and notify the Company of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

2. REGISTRATION.

(a) Registration Statement. On or before the Filing Deadline, the Company shall use its reasonable best efforts to prepare and file with the Commission the Registration Statement on Form SB-2 as a “shelf” registration statement under Rule 415 under the Securities Act (“Rule 415”) covering the resale of a number of shares of Common Stock equal to or greater than the sum of (i) the number of shares required to be reserved pursuant to the Purchase Agreement as of the Closing Date and (ii) the number of Purchased Shares. The Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock in order to prevent dilution resulting from stock splits, stock dividends or similar events. In the event that the Company becomes eligible to file a registration statement on Form S-3 (but in no event later than the thirtieth (30th) day after the date on which the Company becomes so eligible), it shall convert the Registration Statement to a Form S-3, or file a new registration statement on such form, covering the greater of (i) the number of shares of Common Stock covered by the Registration Statement and remaining unsold thereunder and (ii) the number of Outstanding Registrable Securities.

(b) Effectiveness. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof, but in no event later than the Registration Deadline. The Company shall respond reasonably promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall promptly submit to the Commission, within three (3) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than two (2) Business Days following the submission of such request. The Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement and the availability of a prospectus for sales of Registrable Securities during the Registration Period.

(c) Registration Default. If (A) the Registration Statement is not filed in the form required hereby on or before the applicable Filing Deadline or declared effective by the Commission on or before the Registration Deadline, or (B) after the Registration Statement has been declared effective by the Commission and other than during a period in which an Allowed Delay (as hereinafter defined) is in effect, sales of Registrable Securities cannot be made by a Holder under the Registration Statement for any reason not within the exclusive control of such Holder, (each of (A) and (B) being referred to herein as a “Registration Default”), the Company shall make payments to each Holder (each, a “Registration Default Payment”) equal to one percent (1.0%) of the Purchase Price for the Securities then held by such Holder for each thirty (30) day period until the Registration Default is cured (such payment to be prorated for any period in which the Registration Default continues for less than thirty days). Each Registration Default Payment may, at the Company’s option, be paid in cash in immediately available funds or in shares of its Common Stock; provided that if a Registration Default Payment is made in shares of Common Stock, the number of shares issuable as payment shall be equal to the quotient obtained by dividing (i) the amount of such Registration Default Payment by (ii) 97% of the Trading Price as of the last day of the calendar month in which the Registration Default giving rise to such Registration Default Payment occurred or is continuing. Each Registration Default Payment shall be made within five (5) Business Days following the last day of the calendar month in which the Registration Default giving rise to such Registration Default Payment occurred or is continuing. Any such payment shall be in addition to any other remedies available to each Holder at law or in equity, whether pursuant to the terms hereof, the Purchase Agreement, or otherwise.

(d) Allowed Delay. The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for a period not to exceed (i) fifteen (15) consecutive Business Days at any one time (each such fifteen Business Day period to be separated by at least ten (10) Business Days from the next such period) or (ii) sixty (60) calendar days in any twelve (12) month period; provided, however, that the Company may delay such disclosure only in the event of a proposed merger, reorganization or similar transaction involving the Company where its board of directors (A) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (B) reasonably deems it in the best interests of the Company and its shareholders not to disclose such information publicly (an “Allowed Delay”). The Company shall (i) promptly notify each Holder in writing of the existence of information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any material non-public information), (ii) promptly advise each Holder in writing to cease all sales under the Registration Statement until the termination of the Allowed Delay and (iii) promptly notify each Holder in writing immediately upon the termination or expiration of an Allowed Delay.

(e) Allocation. If at any time there is more than one Holder, the number of Registrable Shares then included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Outstanding Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission (without regard to any restriction on the ability of a Holder to exercise such Holder’s Warrants as of such date). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in the Registration Statement allocable to the transferor. Any portion of the Registrable Securities included in the Registration Statement and allocated to a Holder or other Person which no longer holds any Registrable Securities shall be reallocated to the remaining Holders pro rata based on the number of Outstanding Registrable Securities.

3. PIGGYBACK REGISTRATION.

If at any time prior to the expiration of the Registration Period, (i) the Company proposes to register shares of Common Stock under the Securities Act in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or Form S-4 or any successor or other forms promulgated for similar purposes and (ii) the Registration Statement covering the sale of all of the Registrable Securities is not then effective and available for sales thereof by the Holders, the Company shall, at such time, promptly give each Holder written notice of such Proposed Registration. Each Holder shall have ten (10) Business Days from its receipt of such notice to deliver to the Company a written request specifying the amount of Registrable Securities that such Holder intends to sell and such Holder’s intended method of distribution. Upon receipt of such request, the Company shall use its commercially reasonable efforts to cause all Registrable Securities which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Holder. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of Common Stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Registrable Securities with respect to which each Holder has requested inclusion hereunder as such underwriter(s) shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in the registration statement, in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in the registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and providedfurther, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement.

4.OBLIGATIONS OF THE COMPANY.

In addition to its obligations specified elsewhere in this Agreement, the Company shall:
(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of the Registration Statement during the Registration Period (subject to any Allowed Delays), or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b) use commercially reasonable efforts to secure the listing of all Registrable Securities on the Principal Market, and provide each Holder with reasonable evidence thereof;

(c) upon the effectiveness of the Registration Statement, furnish to each Holder such number of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;

(d) use all commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing from time to time by a Holder, and do any and all other acts or things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(e) in the event of an underwritten public offering of the Registrable Securities, enter into (together with all Holders proposing to distribute Registrable Securities through such underwriting) and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to the Company, with the managing underwriter of such offering;

(f) notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in the Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (except during an Allowed Delay) as promptly as practicable prepare, and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of the Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

(h) furnish to each Holder, within two (2) Business Days following the date on which the Registration Statement, or any successor registration statement, becomes effective, (x) a letter, dated such date, from the Company addressed to such Holder, confirming such effectiveness and, to the knowledge of the Company, the absence of any stop order, and (y) in the case of an underwriting, (A) a copy of an opinion, dated such date, of outside counsel to the Company, in such form and substance as is required to be given to the underwriters, and (B) a copy of a letter, dated such date, from the Company’s independent certified public accountants, in such form and substance as is required to be given by the Company’s independent certified public accountants to such underwriters;

(i) during the Registration Period or at any other time when the Registration Statement is effective and available to the Holders for the resale of Registrable Securities, provide to each Holder and its representatives, upon reasonable prior notice and execution of a reasonable non-disclosure agreement by such Holder (provided that such non-disclosure agreement shall permit disclosure of material information if required in connection with an underwriting or other distribution of the Registrable Securities), the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

(j) permit counsel for each Holder to review the Registration Statement and all amendments and supplements thereto, and any comments made by the staff of the Commission concerning such Holder and/or the transactions contemplated by the Transaction Documents and the Company’s responses thereto, within a reasonable period of time (but in no event less than three (3) Business Days after such Holder has received such documents) prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company).

5. OBLIGATIONS OF EACH HOLDER.

In connection with the registration of Registrable Securities pursuant to the Registration Statement, each Holder shall:

(a) timely furnish to the Company in writing such information regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b) upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(f) or 4(g), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement as described in paragraph 4(f) or withdrawal of the stop order referred to in paragraph 4(g), and, if such Holder has agreed in writing to receive material, non-public information, to use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c) in the event of an underwritten offering of such Registrable Securities in which such Holder participates pursuant to Section 3 hereof, enter into a customary and reasonable underwriting agreement and execute such other documents (including without limitation “lock-up” and indemnity agreements) as the Company and the managing underwriter for such offering may reasonably request;

(d) to the extent required by applicable law, deliver a preliminary prospectus to the purchaser of Registrable Securities sold under the Registration Statement;

(e) notify the Company when it has completed the sale of all of the Registrable Securities held by it;

(f) notify the Company promptly in the event that any information supplied by such Holder in writing for inclusion in the Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and provide the Company with updates on such information as may be appropriate to make such amendment or supplement effective for such purpose; and

(g) otherwise use commercially reasonable efforts to assist the Company and the underwriters, if any, in the preparation of documentation reasonably necessary or desirable to effectuate the resale of Registrable Securities pursuant to any Registration Statement filed in accordance herewith.

6. INDEMNIFICATION.

In the event that any Registrable Securities are included in the Registration Statement under this Agreement:

(a) The Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of paragraph 6(c) below, the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any legal or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is based upon and is in conformity with written information furnished by such person expressly for use in the Registration Statement.

(b) Each Holder who is named in the Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent (and only to the extent) that any such statement or omission is made in reliance on and in conformity with written information concerning such Holder furnished by such Holder expressly for use in the Registration Statement. Subject to the provisions of paragraph 6(c) below, such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that, in no event shall any indemnity under this subsection 6(b) exceed the net proceeds resulting from the sale of the Registrable Securities sold by such Holder under the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superceded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and each Holder under this Section 6 shall survive the exercise of the Warrants in full, the completion of any offering or sale of Registrable Securities pursuant to the Registration Statement under this Agreement, or otherwise.

7. REPORTS.

For such time as any Registrable Securities are outstanding, with a view to making available to each Holder the benefits of Rule 144 under the Securities Act (“Rule 144”) and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements to enable such Holder to rely on Rule 144(c), and that it has also complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) to the extent not publicly available through the Commission’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the Commission which permits the selling of any such securities without registration; and

(d) not at any time disclose material non-public information to such Holder without first receiving such Holder’s written consent to such disclosure.

8. MISCELLANEOUS.

(a) Expenses of Registration. Except as otherwise provided in the Purchase Agreement, all reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements incurred in connection with the opinion and letter described in paragraph 4(h) hereof, shall be borne by the Company.

(b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least two-thirds (2/3) of the number of Outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder and the Company, provided, however, that any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Notices. Any notice, demand or request required or permitted to be given by the Company or an Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Ener1, Inc. 712 Fifth Avenue, Suite 9A New York, New York 10019

Attention: Charles Gassenheimer

Tel: Fax:	(212) 920-3500 (212) 920-3510

and if to a Holder, to such address as shall be designated by such Holder in writing to the Company.

(d) Assignment. Upon the transfer of any Warrants or Registrable Securities by a Holder, the rights and obligations of such Holder hereunder with respect to such securities so transferred shall be assigned and delegated automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Purchase Agreement; provided, however, that the registration rights granted in this Agreement shall not be transferred to any person or entity that receives any Warrant or Registrable Securities in a public transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile transmission.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record any Warrant or Registrable Securities.

(h) Entire Agreement. This Agreement, the Purchase Agreement, the Warrant, and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement, the Warrant, and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.
ENER1, INC.

By:________________________________
Peter Novak
Chief Executive Officer

CREDIT SUISSE SECURITIES (USA), LLC

By:
Name:
Title:

Exhibit 10.03

Execution Copy

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER AND THE HOLDER DELIVERS TO THE ISSUER AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH OFFER, SALE OR TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN LOAN OR EXTENSION OF CREDIT SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT WITHOUT REQUIRING THE CONSENT OF THE ISSUER OR THE DELIVERY OF ANY SUCH OPINION.

WARRANT
TO PURCHASE COMMON STOCK
OF
ENER1, INC.
Issue Date: January 5, 2007 Warrant No. 1
THIS CERTIFIES that CREDIT SUISSE SECURITIES (USA), LLC or any subsequent holder hereof (the “Holder”), has the right to purchase from ENER1, INC., a Florida corporation (the “Company”), up to five million (5,000,000) fully paid and nonassessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), beginning on the date on which this Warrant is issued (the “Issue Date”) and ending at 5:00 p.m., New York time, on the fifth (5th) anniversary of the Issue Date (the “Expiration Date”). This Warrant is issued pursuant to a Purchase Agreement, dated as of January 5, 2007 (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.
1. Exercise.
(a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time as to all or any part of the shares of Common Stock issuable hereunder (the “Warrant Shares”). The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $0.30, subject to adjustment for the events specified in Section 5 below. The Holder may pay the Exercise Price in either of the following forms or, at the election of the Holder, a combination thereof:
(i) through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or
(ii) if, at any time following the Registration Deadline (as defined in the Registration Rights Agreement), an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a “Cashless Exercise”). The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:
X = Y x (A-B)/A
where: X = the number of Warrant Shares to be issued to the Holder;
Y = the number of Warrant Shares with respect to which this Warrant is being exercised;
A = the Trading Price (as defined in the Registration Rights Agreement) as of the Exercise Date; and
B = the Exercise Price.
For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.
(b) Exercise Notice. In order to exercise this Warrant, the Holder shall (i) send by facsimile transmission, at any time prior to 5:00 p.m., New York time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company an executed copy of the notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), (ii) deliver the original Warrant and (iii) in the case of a Cash Exercise, pay the Exercise Price to the Company by wire transfer in immediately available funds. The Exercise Notice shall also state the name or names (with address) in which the shares of Common Stock that are issuable on such exercise shall be issued. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto.
(c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares, subject to payment of the Exercise Price. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company, including, without limitation, the right to vote, the right to receive dividends or other distributions made to shareholders of the Company, and the right to exercise preemptive rights, prior to the Exercise Date.
(d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.
2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to Section 1, the Company shall, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the Exercise Price and the taxes specified in Section 1(b), if any, are paid in full (a “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.
3. Failure to Deliver Warrant Shares.
(a) In the event that the Company fails for any reason (other than as a result of the Holder’s failure to deliver the original Warrant to the Company or to pay the aggregate Exercise Price for the Warrant Shares being purchased) to deliver to the Holder the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an “Exercise Default”), and such default continues for five (5) Business Days following delivery of a written notice of such default by the Holder to the Company, the Company shall pay to the Holder payments (“Exercise Default Payments”) in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of fifteen percent (15%) and the maximum rate permitted by applicable law (the “Default Interest Rate”), where “N” equals the number of days elapsed between the original Delivery Date of such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Cash amounts payable hereunder shall be paid on or before the fifth (5th) Business Day of each calendar month following the calendar month in which such amount has accrued.
(b) The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other. In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver Warrant Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise).
4. Exercise Limitations. In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4, would exceed 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. The Company shall have no liability to any person if the Holder’s determination of whether this Warrant is convertible pursuant to the terms hereof is incorrect. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. This Section 4 may not be amended unless such amendment is agreed to in writing by the Holder and approved by the holders of a majority of the Common Stock then outstanding; provided, however, that the Holder shall have the right to waive the provisions of this Section 4 upon prior written notice to the Company following the announcement of a Major Transaction (as defined below), or otherwise upon sixty (60) days’ prior written notice to the Company.
5. Adjustments to Exercise Price; Distributions; Repurchase Right.
(a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased. Any adjustment made pursuant to this Section 5(a) that results in a decrease or increase in the Exercise Price shall also effect a proportional increase or decrease, as the case may be, in the number of shares of Common Stock into which this Warrant is exercisable.
(b) Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to the Company’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) Business Days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”). The Holder shall be entitled, at its option (to be exercised by written notice delivered to the Company on or before the fifteenth (15th) Business Day following the date on which a Distribution Notice is delivered to the Holder), either (A) upon any exercise of this Warrant on or after the Record Date, to be entitled to receive, on the Distribution Date (for any exercise effected prior to the Distribution Date) or the applicable Delivery Date (for any exercise effected after the Distribution Date), the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant or the Purchase Agreement) had the Holder been the holder of such shares of Common Stock on the Record Date or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price applicable to such exercise by reducing the Exercise Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company’s Board of Directors. Notwithstanding anything herein to the contrary, if the Holder does not notify the Company of whether the Holder has elected clause (A) or (B) in the preceding sentence by the date that is fifteen (15) Business Days after the date on which the Company delivers a Distribution Notice to the Holder, the Company shall have the right, exercisable upon written notice to the Holder, to determine whether clause (A) or (B) shall be applicable to exercises of this Warrant effected on or after the Distribution Date.
(c) Repurchase Right. If the Holder exercises its Repurchase Right under the Purchase Agreement, then, effective concurrently with such exercise and without any further action by or consideration from the Company or the Holder, the total number of shares of Common Stock for which this Warrant is then exercisable shall be reduced by fifty percent (50%).
6. Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least ten (10) Trading Days’ written notice prior to the earlier of (I) the closing or effectiveness of such Major Transaction and (II) the record date for the receipt of such shares of stock or securities or other assets, and the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the record date for the receipt of such consideration and shall be entitled to receive, for each share of Common Stock issuable to the Holder upon such exercise, the same per share consideration payable to the other holders of Common Stock in connection with such Major Transaction. If and to the extent that the Holder retains this Warrant or any portion hereof following such record date, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company with respect to this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder.
7. Fractional Interests. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Trading Price as of the Exercise Date.
8. Transfer of this Warrant. The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and is otherwise made in accordance with the applicable provisions of the Purchase Agreement. Upon such transfer or other disposition, the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (a “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within ten (10) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.
9. Benefits of this Warrant; Headings. This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder. The headings used in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
10. Loss, theft, destruction or mutilation of Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date in replacement for the lost, stolen, destroyed or mutilated Warrant.
11. Notice or Demands. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:
If to the Company or the Issuer:

Ener1 Group, Inc. 712 Fifth Avenue, Suite 9A New York, New York 10019

Attention: Charles Gassenheimer

Tel: Fax:	(212) 920-3500 (212) 920-3510
and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.
12.	Taxes.
(a) The issue of stock certificates on exercises of this Warrant shall be made without charge to the exercising Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.
(b) Notwithstanding any other provision of this Warrant or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall, upon request, execute and deliver to the Company or the Transfer Agent, as applicable, a properly completed Form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for United States Federal income tax purposes.
13. Governing Law. This Warrant shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
14. Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Holder, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
15. Successors and Assigns. This Warrant shall be binding upon the successors and permitted assigns of the parties. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Holder, which consent shall not be unreasonably withheld.
[Signature Page to Follow]
IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.
ENER1, INC.
By: ________________________________
Charles Gassenheimer
Vice Chairman

EXHIBIT A to WARRANT
EXERCISE NOTICE
The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock (“Warrant Shares”) of ENER1, INC. evidenced by the attached Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:
     a Cash Exercise with respect to      Warrant Shares; and/or
     a Cashless Exercise with respect to      Warrant Shares, as permitted by Section 1(a) of the attached Warrant.
2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $     to the Company in accordance with the terms of the Warrant.
By tendering this Exercise Notice, the Holder represents to the Company that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, and that it is acquiring the Warrants Shares solely for its own account, and not with a present view to the public resale or distribution of all or any part thereof.
Date:
Name of Registered Holder
By:
Name:
Title:

EXHIBIT B to WARRANT
TRANSFER NOTICE
FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase shares of the Common Stock of ENER1, INC. evidenced by the attached Warrant.
Date:
Name of Registered Holder
By:
Name:
Title:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(954) 556-4020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 13, 2007 and February 14, 2007, Ener1, Inc. ("Ener1") is giving a presentation at the Wall Street Analyst Forum, an institutional investor conference, at 2:00 P.M. at the Princeton Club in New York City. The presentation, which discusses the company's present business plans and strategy, is attached hereto as Exhibit 99.1. This Current Report and Exhibit 99.1 hereto are being furnished pursuant to Regulation FD.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

February 13, 2007	By:	/s/ Ajit Habbu
Name: Ajit Habbu
Title: Chief Financial Officer

3

 Exhibit Index

Exhibit No.	Description

99.1	Slideshow presentation

4

February 2007

Wall Street Analyst Forum
ENEI.OB

Safe Harbor Statement
This presentation contains forward-looking statements within the meaning of the Federal
Private Securities Litigation Reform Act of 1995 conveying management’s expectations as to the future based on plans, estimates and projections at the time the statements are made. The forward-looking statements contained in this presentation and that may be made by the presenter involve risks and uncertainties, including, but not necessarily limited to: EnerDel’s ability to succeed as a supplier of batteries to the hybrid electric vehicle and other markets; Ener1’s plans to reduce costs and gain a competitive advantage by consolidating manufacturing operations and implementing automated production processes; charges Ener1 will incur in connection with consolidating manufacturing operations; the degree of competition in the markets for lithium battery, fuel cell and nanotechnology-based products and services, Ener1’s history of operating losses, the lack of operating history for the development stage Ener1 businesses, the need for additional capital, the dependency upon key personnel and other risks detailed in Ener1’s annual report on Form 10-KSB for the year ended December 31, 2005, as well as in its other filings from time to time with the Securities and Exchange Commission.
These risks and uncertainties could cause actual results or performance to differ materially from any future results or performance expressed or implied in the forward-
looking statements included in this release. Ener1 undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investment Highlights
Seasoned team – technical, operational, financial and senior management
Original Li-ion battery solution for emerging hybrid market
Innovative fuel cell solutions for near term and long term
markets
Solid partner relationships – ITOCHU, USABC
Accelerating commercialization of technologies
Maturing traction with potential customers – USABC, FHI, AST

Operating Management
CFO of $1.5 billion division of IBM
CFO of Recall Corporation
CFO
Ajit Habbu
Directed development of lithium batteries since 1998
Doctorate in solid-state chemical physics
Founder, CEO and
CTO
Peter Novak
Founder/CEO of Anuvu, developer of fuel cells for
automotive applications
Project and Design Engineer for rockets and fuel cells at
Aerojet Propulsion Division of GenCorp
Executive VP and
President of
EnerFuel
Rex Hodge
Co-founder and executive with Quallion, manufacturer of
batteries for medical implants and aerospace applications
COO of EnerDel
Naoki Ota
Member of management team of successful Li-ion battery
start-up and IPO
Sales and Marketing Director/VP U.S. of Danionics,
international lithium battery company
Executive VP and
President of EnerDel
Ulrik Grape
Experience
Title
Name

Business Segments
EnerDel – advanced battery technology
High power Li-ion battery – the next generation solution for hybrid electric and electric vehicles
Battery products for medical, aerospace, military, asset tracking and industrial applications
Competitive advantages in battery materials, design and production technologies
EnerFuel – advanced fuel cell technology
Developing high temperature fuel cells
Unique modular approach – simpler, smaller and less expensive
Working with both fuel cell stacks and membranes

EnerDel Overview
Extensive relevant industry expertise
Li-ion battery specialists from Japan
Automobile system integration specialists from Delphi
Operating experiences range from small start-up companies to large manufacturing firms
Innovative materials and design for high power
Automated, low labor cost manufacturing process
Superior technology for safety and longevity
Contract with USABC – “Big Three and DOE”

Market Opportunity and Drivers
Pressure to reduce dependence on foreign oil – transportation is 68% of the
U.S. oil consumption
Hybrids reduce oil (gas) consumption and pollution emissions
Whether fuel is gasoline, diesel, biodiesel or other alternative fuels, hybrids operate with improved fuel efficiency
They are becoming a component of total energy fuel management
They are here to stay
Battery advancements are key to improving future hybrid performance and increasing sales of hybrid vehicles
Li-ion will replace NiMH in hybrids – precedent set in consumer electronics
Li-ion commands size/weight/power advantages over current NiMH
EnerDel Li-ion technology offers cost and performance advantages to hybrids, thus
Positions EnerDel to capitalize on the existing and potential hybrid growth opportunity

HEV Market Will Continue to Grow
Auto manufacturers are committed to producing HEVs
Toyota Prius and Camry
Lexus RX400h SUV and GS450h
Honda Civic and Accord
Ford Escape
Saturn VUE
New hybrid models are being introduced regularly
HEV market will grow substantially through 2010-2015
Honda Civic
Lexus GS 450h
Toyota Prius
Lexus RX 400h

EnerDel Strategy
Target major global auto manufacturers
Initial focus on “Big Three” U.S. makers
Leverage strategic alliances and form new ones
ITOCHU
USABC
Delphi
Argonne National Lab
Exploit other specialty markets and government contracts

Ener1

Argonne
EnerDel
ENERSTRUCT
DELPHI
Driving Tomorrow's Technology
ITOCHU

EnerDel
10
Energy For the Future

EnerDel Strategic Relationships
U.S. market focus
   Automobile
   Aerospace
   Military
   Medical
U.S. based companies
dominate these fields
The final products in
these markets are
manufactured locally
in the U.S.
System
Electronics
Material
Development
Cell
Engineering
Manufacturing/
Development
Cell
System
Research
Japan
Japan
USA
USA
USA

EnerDel Li-ion vs. NiMH
Energy density                             Superior
Power                                   Superior
Cycle life                  Superior
Safety                                   Equal
Reliability            Superior
Cost                                             Superior
Low temperature mode                         Superior
Recyclability                                         Equal
Environmental friendliness     Equal

EnerDel vs. Competitors
Medium
(5-10Ah)
Stack
Hard Carbon
Lithium-Titanate
Manganese Spinel
(LiMn2O4)
EnerDel
N/A
Medium (5-10Ah) or
Small (3Ah)
Cell Size
High Power
Better Safety
Longer Life
Wound
Design
Better Safety
Longer Life
Graphite
Anode
High Power
Better Safety
Lower Cost
Nickel Oxide or Olivine
(LiNiXCoXO or LiFePO4)
Cathode
EnerDel Advantages
U.S. Competitors

EnerDel vs. Competitors
U.S. Competitors – Wound Design
Negative Electrode
Positive and Negative is not equal  (Yellow and Green Area)
Cell Impedance is not uniform due to the tab position.
Positive Electrode
EnerDel – Stack Design
e-
e-
Negative
Electrode
Positive
Electrode
Advantages of EnerDel design
   High power
   Better safety
   Longer life
   Uniform heat distribution

FRM
GAIN 1
TRIG OFF
M FOLLOW
INPUT 0-
L 47.0
R 50.0

FRM
GAIN
M FOLLOW
INPUT 0-

14

Energy For the Future

Excellent High Rate/Thermal Performance
80A Continuous Discharge
EnerDel 2Ah Cell
33oC
66.7oC
30A Continuous Discharge
Competitors 2.3Ah Cell
Competitors
EnerDel

EnerDel – U.S. Based Supplier
Automated production – manageable costs
Proximity to customers – engineering and marketing interaction benefits
Convenience and freight cost benefits to OEM customers in the U.S.
Diversification of battery supply for the U.S. HEV manufacturing operations
2,000 Channel Testing/Formation Equipment and Pack Assembly Facilities

EnerDel Indianapolis Facility
Full utility and infrastructure support for the site
Facility built for battery cell and pack
manufacturing
General purpose plant area (48,000 + 20,000 ft2)
Including dry room facility (~5,000 ft2)
Office area (12,000 + 12,000 ft2)
Battery cell and pack testing lab
2,000 channel cell testing
12 channel high voltage battery pack testing
Battery production equipment
Plant capacity ~300k packs/year
One of the largest coating machines in the U.S.
battery industry
State of the art analytical equipment
XRD, ICP, DSC, TG-DTA, BET, ARC, etc.
Delphi
Bldg 4
EnerDel
Bldg 7
Delphi
Bldg 3
GM-AED
UTE

Upcoming EnerDel Milestones
Samples to target customers in auto segment
Securing USABC Phase 2 contract
Defense agency development contract
Federal and state public financing
Development contract with a major automotive OEM
Production order for hybrid batteries
Commencement of volume manufacturing for hybrid market

EnerFuel Overview
Unique, phased plan for development
Early, niche market technology that contains elements
critical for subsequent larger commercial markets
Commencement of commercialization activities
First product – humidifier – successfully launched
Customers include many prominent fuel cell
integration companies
Developing next generation high temperature fuel cells
Solves industry need for reduced cost/complexity/size
Planned deployment by 2008
New modular fuel cell concept
Solves PEM (proton exchange membrane) fuel cell
manufacturing and reliability issues
Modular Fuel Cells

Planned Products and Services
Strategy – services and products that build on each other
Diversified product line reduces market risks
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier)
Low Temperature FC and Integrated Products (Sensors)
Modular Stack
FC System & Integrated Products
High Temperature MEA
2006
2007
2008
2009
2010

Government/Corporate Contracts
Florida Hydrogen Initiative (FHI) contract
$550k in funding from the DOE through the Florida Hydrogen Initiative
Design and implement a 10kW fuel cell system using the chemical energy in waste orange peels to power a highway rest stop
Highly visible project – generating national media exposure for EnerFuel
American Science and Technology (AST) subcontract
$200k project to design and build bench top fuel cell system
AST has funding from Chicago State University under a DOD contract
Fuel cell system for Unmanned Aerial Vehicles (UAV)
AST to pay EnerFuel a future royalty for any products based on the IP EnerFuel develops for AST
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low TemperatureFC and Integrated Products (Sensors)
High Temperature Stack
FC System & Integrated Products
High Temperature MEA
2006
2007
2008
2009
2010

Ener1

EnerFuel

EnerFuel

21

Energy For the Future

Humidifier Successfully Launched
1.2kW humidifiers selling
through fuelcellstore.com
Customers include major fuel
cell integration companies
Positive feedback from
customer testing
Establishes EnerFuel reputation
in industry
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temperature FC and Integrated Products (Sensors)
High Temperature Stack
FC System & Integrated Products
High Temperature MEA
2006
2007
2008
2009
2010

Ener1

EnerFuel

EnerFuel

22

Energy For the Future

2nd Generation Humidifiers in Development
5kW unit sold and delivered – using 4 of the
1.25kW modules
Built using the same technologies as the
original
30W to 12kW units now in development due to
customer requests and/or orders
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temperature FC and Integrated Products (Sensors)
High Temperature Stack
FC System & Integrated Products
High Temperature MEA
2006
2007
2008
2009
2010

Near Term Target Markets
Products powered by fuel cell technology
Demonstrate EnerFuel technological capabilities – fuel cells and chemical hydride
Remote sensors
Video cameras
Weather instrumentation
Tsunami monitoring equipment
Earthquake detection
Backup power supply
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temperature FC and Integrated Products (Sensors)
High Temperature Stack
FC System & Integrated Products
High Temperature MEA
2006
2007
2008
2009
2010

5th Generation Fuel Cell
Already designed, built and tested
Two times lighter and smaller than the
previous generation
More optimal design for production
Superior performance
Optimized for reliability and durability
Ready for near term production and
sale
Planned to be used to power EnerFuel
remote sensor applications
Experiments are ongoing to make the
next generation as robust and
producible as possible

EnerFuel Chemistry – Competitive
EnerFuel has developed a proprietary chemical hydride
Metal hydrides store twice as much energy as Li-ion batteries
Hydrogen weight percent
EnerFuel – 4.2%
Millennium Cell – 3.9%
Metal hydride – 1.2%
Hydrogen produced is more than 830 times the volume of the reactants
Volume equivalent to 12,000 psi gaseous
storage (even without tank)
Only for premium use
Portable electronics
Emergency power
This opens the door to developing other
less expensive chemistries

High Temperature Fuel Cell/Membrane
Fuel cell industry is moving to high temperature cells due to potential reduction in cost, volume and complexity
The new area – level playing field for EnerFuel
Strong capabilities (fuel cell and membrane)
High sales potential – estimated $100 to $200 billion eventual market (ICE replacement)
EnerFuel plan
Two years of R&D
Early sales of end products
Later on, larger sales to OEMs
Engineering and Testing Services
Government Contracts and Grants
System Components (Humidifier, etc.)
Low Temperature FC and Integrated Products (Sensors)
High Temperature Stack
FC System & Integrated Products
High Temperature MEA
2006
2007
2008
2009
2010

High Temperature Fuel Cell Prototype
Currently being build
Fuel cell design is already
complete
Designed to be consistent with low
cost mass production techniques
Different processes are used to
make prototypes
Modular sealing approach is based
on method developed in camera
fuel cell

High Temperature Membranes
First high temperature membranes
are already built
Material is formulated and
polymerized
Polymer cast into a 5.5” diameter
membrane
Acid elements attached
Next step
Make more membranes
Test and document their properties

Appendix

Selected Stock Market Data*
Trading symbol:                   ENEI.OB
52-week trading range:                          $0.19 – $0.50
Recent price:                                      $0.37
Average daily trading volume:                       37,560
Market cap:  $150 million
Shares outstanding:                                      433 million
*Source: Yahoo Finance.